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                                  EXHIBIT 4(b)

                Form of Stock Option Agreements issued pursuant
                     to the 1995 Stock Option Plan Company
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                                                                [NSO GRANT FORM]


                                 VIRAGEN, INC.
                             2343 West 76th Street
                             Hialeah, Florida 33016

                                                               Date:  __________


__________
__________
__________

Dear __________:

         The Board of Directors of Viragen, Inc. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the 1995 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgement to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

          1. TYPE OF OPTION. You are granted an NSO. Please see in particular Section 11 of the Plan.

          2. RIGHTS AND PRIVILEGES. Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share, the current fair market value of a share of Stock. The right to purchase the shares of Stock accrues in __________ installments over the time periods described below:

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

          3. TIME OF EXERCISE. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

          4. METHOD OF EXERCISE. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the





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Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

          5. TERMINATION OF OPTION. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                 (a)      __________, 199_, being __________ years from the
date of grant pursuant to the provisions of Section 2 of this Agreement; or

                 (b) The expiration of three months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                 (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

          6.     SECURITIES LAWS.

                 The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

          7. BINDING EFFECT. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.





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
          8. DATE OF GRANT. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                        Very truly yours,



                                        By:
                                           -------------------------------
                                            President

AGREED AND ACCEPTED:



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
                                                         Date:  ________________

                                 VIRAGEN, INC.
                             2343 West 76th Street
                             Hialeah, Florida 33016


_______________
_______________
_______________

Dear _______________:

         The Board of Directors of Viragen, Inc. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the 1995 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgement to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

          1. TYPE OF OPTION. You are granted an ISO. Please see in particular Section 11 of the Plan.

          2. RIGHTS AND PRIVILEGES. Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share, the current fair market value of a share of Stock. The right to purchase the shares of Stock accrues in __________ installments over the time periods described below:

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

          3. TIME OF EXERCISE. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.





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
          4. METHOD OF EXERCISE. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

          5. TERMINATION OF OPTION. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                 (a)      _____________, 199___, being __________ years from
the date of grant pursuant to the provisions of Section 2 of this Agreement; or

                 (b) The expiration of thirty (30) days following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                 (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

          6.     SECURITIES LAWS.

                 The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.





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
          7. BINDING EFFECT. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

          8. DATE OF GRANT. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                        Very truly yours,



                                        By:
                                           -------------------------------
                                           President

AGREED AND ACCEPTED:



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
                                                                 [NSO GRANT FORM
                                                            WITH RELOAD OPTIONS]


                                 VIRAGEN, INC.
                             2343 West 76th Street
                             Hialeah, Florida 33016


                                                               Date:  __________


__________
__________
__________

Dear __________:

         The Board of Directors of Viragen, Inc. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the 1993 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgement to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

          1. TYPE OF OPTION. You are granted an NSO. Please see in particular Section 11 of the Plan.

          2.     RIGHTS AND PRIVILEGES.

                 (a) Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share, the current fair market value of a share of Stock. The right to purchase the shares of Stock accrues in __________ installments over the time periods described below:

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

                 (b) In addition to the Option granted hereby (the "Underlying Option"), the Corporation will grant you a reload option (the "Reload Option") as hereinafter provided. A Reload Option is hereby granted to you if you acquire shares of Stock pursuant to the exercise of the Underlying Option and pay for such shares of Stock with shares of Common Stock already owned by you (the "Tendered Shares"). The Reload Option grants you the right to





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purchase shares of Stock equal in number to the number of Tendered Shares.  The date on which the Tendered Shares are tendered to the Corporation in full or partial payment of the purchase price for the shares of Stock acquired pursuant to the exercise of the Underlying Option is the Reload Grant Date. The exercise price of the Reload Option is the fair market value of the Tendered Shares on the Reload Grant Date. The fair market value of the Tendered Shares shall be the low bid price per share of the Corporation's Common Stock on the Reload Grant Date. The Reload Option shall vest equally over a period of __________ (___) years, commencing on the first anniversary of the Reload Grant Date, and on each anniversary of the Reload Grant Date thereafter; however, no Reload Option shall vest in any calendar year if it would allow you to purchase for the first time in that calendar year shares of Stock with a fair market value in excess of $100,000, taking into account ISOs previously granted to you. The Reload Option shall expire on the earlier of (i) __________ (___) years from the Reload Grant Date, or (ii) in accordance with Paragraph 5(b), or
(iii) in accordance with Paragraph 5(c) as set forth herein. If vesting of the Reload Option is deferred, then the Reload Option shall vest in the next calendar year, subject, however, to the deferral of vesting previously provided. Except as provided herein the Reload Option is subject to all of the other terms and provisions of this Agreement governing Options.

          3. TIME OF EXERCISE. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

          4. METHOD OF EXERCISE. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

          5. TERMINATION OF OPTION. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                 (a)      __________, 199_, being __________ years from the
date of grant pursuant to the provisions of Section 2 of this Agreement; or

                 (b) The expiration of three months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein,

"permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                 (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

          6.     SECURITIES LAWS.

                 The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

          7. BINDING EFFECT. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

          8. DATE OF GRANT. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                        Very truly yours,



                                        By:
                                           -------------------------------
                                           President

AGREED AND ACCEPTED:



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